UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒ Definitive Information Statement

CURANEX PHARMACEUTICALS INC

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

CURANEX PHARMACEUTICALS INC

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to you solely for your information.

To the Stockholders of Curanex Pharmaceuticals Inc:

This Notice and the accompanying Information Statement are being furnished to the holders of shares of common stock, par value $0.0001 per share (the “Common Stock”) of Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company,” “we,” “us,” or “our”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the corporate actions described below.

The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s outstanding voting stock (the “Majority Stockholders”), dated as of June 11, 2026, in lieu of a meeting, which will be effective twenty (20) calendar days from the date of mailing this Information Statement. The written consent of majority stockholders in lieu of a meeting dated June 11, 2026 (the “Written Consent”) approved and authorized the following corporate actions (together, the “Corporate Actions”):

(1)	Adoption of the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), and
(2)	A reverse stock split of the issued and outstanding shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-10 and not more than 1-for-50 (the “Reverse Split Range”), a form of an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”), implementing the Reverse Stock Split, and granting our Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Certificate of Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion.

The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of soliciting proxies or consents from additional stockholders in connection with these Corporate Actions.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Neither the 2026 Plan nor the Reverse Stock Split can become effective until at least twenty (20) days after the date this Information Statement is furnished to the Company’s stockholders.

By Order of the Board of Directors,

/s/ Jun Liu
Jun Liu, Chairman
June 29, 2026

CURANEX PHARMACEUTICALS INC

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

INFORMATION STATEMENT

Dated June 29, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK AND ALL OF THE OUTSTANDING SERIES A PREFERRED STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.0001 par value per share (the “Common Stock”) of Curanex Pharmaceuticals Inc., a Nevada corporation (the “Company”), by the Board of Directors (the “Board”) to notify them about certain actions the holders of a majority of the voting power of the Company’s outstanding voting stock have taken by written consent in lieu of a stockholders’ meeting on June 11, 2026 (the “Written Consent”). Copies of this Information Statement are first being sent on or about June 29, 2026, to the holders of record as of June 11, 2026 (the “Record Date”), of the outstanding shares of the Company’s Common Stock.

The purpose of this Information Statement is to inform our stockholders that the Board considers the Corporate Actions to be in the best interests of our Company and our stockholders and that such Corporate Actions will be effective at least twenty (20) calendar days from the date of mailing this Information Statement to stockholders pursuant to Rule 14c-2 of the Exchange Act, and in any case, subject to compliance with applicable Nasdaq listing rules.

GENERAL INFORMATION

Unless otherwise noted, references to the “Company,” “we,” “us,” or “our” mean Curanex Pharmaceuticals Inc, a Nevada corporation. On May 31, 2026, our Board of Directors (the “Board”) adopted resolutions by unanimous written consent, and on June 11, 2026 by the stockholders of 19,219,380 shares of Common Stock, representing approximately 67.76% of shares of Common Stock issued and outstanding and all of the 1,000,000 shares of Series A Preferred Stock (the “Majority Stockholders”) of the Company approved, by written consent in lieu of a meeting, on June 11, 2026 (the “Written Consent”) the following actions described herein (the “Corporate Actions”):

(1)	Adoption of the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), and
(2)	A reverse stock split of the issued and outstanding shares of our Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-10 and not more than 1-for-50 (the “Reverse Split Range”), a form of an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”), implementing the Reverse Stock Split, and granting our Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to effect the Certificate of Amendment at such time and date, if at all, as to be determined by the Board in its sole discretion.

This Information Statement contains a summary of the material aspects of the Corporate Actions approved by the Board and the Majority Stockholders. Copies of this Information Statement were first being furnished on or about June 29, 2026 to holders of Common Stock of the Record Date to inform them that the Board and the Majority Stockholders have taken and approved the Corporate Actions. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first sent or given to the stockholders.

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Nasdaq Requirements

Under Nasdaq Listing Rule 5635(c), shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except in certain circumstances. As a result of the foregoing resolutions, on a date which is at least 20 calendar days after the date of mailing this Information Statement to its stockholders, the Company will comply with Nasdaq Listing Rule 5635(c), as this resolution constitute stockholder approval for the Company to adopt the 2026 Plan and issue shares of Common Stock thereunder.

No Dissenters or Appraisal Rights

Under the NRS and our Charter Documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights as a result of the approval of the Corporate Actions.

Vote Required

The vote, which was required to approve the above Corporate Actions, was the affirmative vote of the holders of a majority of the Company’s outstanding shares of voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The holders of 19,219,380 shares of Common Stock, constituting approximately 67.76% of the outstanding Common Stock and all of the 1,000,000 shares of Series A Preferred Stock, who have the right to cast a cumulative total of forty percent (40%), approved the Corporate Actions. As of the Record Date, the Company had 29,364,812 shares of voting stock outstanding, consisting of 28,364,812 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock. All outstanding shares of voting stock are fully paid and nonassessable.

Vote Obtained

Section 78.320 of the NRS and the Charter Documents provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consenting Majority Stockholders voted, by written consent, to approve the Corporate Actions and their respective approximate ownership percentage of the voting stock of the Company as of June 11, 2026, totaling in the aggregate 67.76% of the outstanding shares of Common Stock and 100% of the outstanding shares of Series A Preferred Stock. The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the NRS and our Charter Documents to approve the Corporate Actions. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first sent or given to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

I. ADOPTION OF THE COMPANY’S 2026 PLAN.

On May 31, 2026, our Board adopted and approved, and on June 11, 2026, the Majority Stockholders authorized and approved the adoption of Curanex Pharmaceuticals Inc 2026 Equity Incentive Plan for purposes of attracting, retaining, and motivating employees, directors, and consultants (the “2026 Plan”), under which an aggregate of up to 5,700,000 shares of Common Stock or options to purchase shares of Common Stock may be newly issued, and such number of shares of Common Stock shall be and is hereby reserved for such purpose, subject to adjustments, including stock splits stated in the 2026 Plan, and subject to an annual increase of (a) up to four percent (4%) of the outstanding Shares (on an as-converted basis) on the last day of the immediately preceding calendar year, or (b) such number of shares as determined by the Administrator.

The principal provisions of the 2026 Plan are summarized below. This summary is not a complete description of all of the 2026 Plan’s provisions and is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is attached as Annex A to this Information Statement. Capitalized terms in this summary that are not otherwise defined in this Information Statement shall have the same meanings as set forth in the 2026 Plan.

Purposes of the 2026 Plan.

The purposes of the 2026 Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.

Administration.

The authority to administer and manage the 2026 Plan and to grant Awards under the 2026 Plan shall be vested in the Board or the Board Committee designated by the Board, which Committee will continue to serve in its designated capacity until otherwise directed by the Board. The Board or the Committee administering the 2026 Plan as the Administrator shall have full power and authority, subject to Applicable Laws, in its discretion, to, among other things, (i) designate Recipients of Awards, (ii) to determine whether and to what extent Awards are granted hereunder; (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted thereunder; (iv) to determine the vesting schedule (if any) applicable to Awards; (v) to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto or to waive any other limitation or restriction with respect to an Award; (vi) to approve forms of Award Agreements for use under the Plan; (vii) to determine the type, terms and conditions of any Award granted thereunder; and (viii) to interpret the provisions and supervise the administration of the 2026 Plan.

Eligibility.

The persons eligible for participation in the 2026 Plan as Recipients are employees, directors, consultants, provided that incentive stock options may only be granted to employees of the Company or any Related Entity, as to be determined by the Administrator.

Maximum Number and Types of Awards.

A maximum of 5,700,000 shares of Common Stock shall be eligible for issuance under the 2026 Plan, provided that, at the discretion of the Administrator, the maximum number of shares of Common Stock issuable under the 2026 Plan will increase in an amount up to four percent (4%) of the outstanding Shares (on an as-converted basis) on the last day of the immediately preceding calendar year, or (b) such number of shares as determined by the Administrator. The Awards issuable under the 2026 Plan shall include unissued shares of Common Stock, stock options, a stock appreciation right (“SAR”), Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the 2026 Plan as determined by the Administrator.

Terms of Awards.

Each Award shall have the term stated in the Award Agreement but will be no more than 10 years from the date of grant thereof; however, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, is a beneficial owner of more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option will be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

Stock Options.

The purchase price of each share of Common Stock granted to Employees under an Incentive Stock Option or a Non-Statutory Stock Option shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of such share of Common Stock on the date the option is granted (and in the case of an incentive option granted to an optionee who, at the time such incentive option is more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price shall not be less than 110% of the Fair Market Value of shares of Common Stock on the date of the grant), and no such Incentive Stock Option shall be exercisable more than five (5) years after the date such Incentive Stock Option is granted.

Corporate Transactions.

Upon the occurrence of any Corporate Transaction, including merger, consolidation, the sale, transfer or other disposition of all or substantially all of the assets of the Company, all outstanding stock options and SARs will automatically accelerate and become fully exercisable, any restrictions and conditions on outstanding Restricted Stock will immediately lapse, and Awards of Restricted Stock Units or of other rights or benefits will become payable.

II. APPROVAL OF A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-FOR-10 AND 1-FOR-50, TO BE EFFECTED AT THE BOARD’S DISCRETION, FOR PURPOSES OF REGAINING COMPLIANCE WITH THE NASDAQ CAPITAL MARKET’S MINIMUM BID PRICE REQUIREMENT SET FORTH IN NASDAQ LISTING RULE 5550(A)(2).

On May 31, 2026, our Board, and on June 11, 2026, the Majority Stockholders authorized and approved, a reverse stock split of the outstanding shares of Common Stock of the Company at the Reverse Split Range between 1-for-10 and 1-for-50 (the “Reverse Stock Split”), and a form of the Certificate of Amendment, to implement the Reverse Stock Split, granting the Board the ultimate authority to determine the exact ratio of the Reverse Stock Split within the Reverse Stock Range and the timing of its effectiveness.

The Reason for Effecting the Reverse Stock Split is to Regain Compliance with the Minimum Bid Price Requirement.

Our Common Stock is listed on Nasdaq under the symbol “CURX”. For our Common Stock to continue to be listed on Nasdaq, we must meet the current continued listing requirements, including the requirement under Nasdaq Listing Rule 5550(a)(2) that our Common Stock maintain a minimum bid price per share of at least $1.00 per share (the “Minimum Bid Price Requirement”).

On November 5, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) notifying the Company that for the prior 30 consecutive business days the closing bid price for its Common Stock was below $1.00 per share and we failed to comply with the Minimum Bid Price Requirement required for continued listing on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days from the date of the Notice, or until May 4, 2026, to regain compliance with the Minimum Bid Price requirement.

On May 5, 2026, the Nasdaq Staff notified the Company that although the Company has not regained compliance with the Minimum Bid Price Requirement, it granted the Company an additional 180 calendar day period or until November 2, 2026, to regain compliance with the Minimum Bid Price Requirement. The determination to grant the Company an additional 180 calendar day period by the Nasdaq Staff was based on the Company’s satisfaction of the continued listing requirements for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement.

If, at any time during this additional compliance period, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days (subject to discretion of the Nasdaq Staff), the Nasdaq Staff will provide written confirmation of compliance, and this matter will be closed. If compliance cannot be demonstrated by November 2, 2026, the Nasdaq Staff will provide written notification that the Company’s securities will be delisted. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Board and the Majority Stockholders approved the Reverse Stock Split, to be effected, if any, at the time to be determined by the Board, for the primary purpose of regaining compliance with the Minimum Bid Price Requirement. The reduction of the number of outstanding shares of Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this second 180-day compliance period or maintain compliance with other continued listing requirements of Nasdaq.

Risks Associated with Effecting the Reverse Stock Split

The Reverse Stock Split may not result in a proportionate increase in the price of our Common Stock, and we may be unable to regain compliance with the Minimum Bid Price Requirement,

The effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of the Common Stock following the Reverse Stock Split will not increase sufficiently for us to meet the Minimum Bid Price Requirement. If the Reverse Stock Split does not result in a proportionate increase in the price of the Common Stock, we may be unable to regain compliance with the Minimum Bid Price Requirement, our Common Stock could be delisted from Nasdaq and we may not be able to list our Common Stock on another principal national securities exchange.

Even if the Reverse Stock Split results in the requisite increase in the market price of the Common Stock, there is no assurance that we will be able to continue to comply with the Minimum Bid Price Requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the implementation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. In any event, other factors unrelated to the number of shares of the Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of the Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Stock Split may decrease the liquidity of our Common Stock.

The liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of the Common Stock does not sufficiently increase as a result of the Reverse Stock Split. In addition, the number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although we believe that a higher market price may help generate greater or broader investor interest in the Common Stock, there can be no assurance that the Reverse Stock Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of the Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of the Common Stock may not necessarily improve following the Reverse Stock Split.

Reduced Market Capitalization.

While we expect that the reduction in the outstanding shares of our Common Stock will increase the market price of such shares, we cannot assure you that the Reverse Stock Split will increase the market price of the Common Stock by a multiple corresponding to the final split ratio of the Reverse Stock Split, or result in any permanent increase in the market price, which can be dependent upon many factors, including our financing activities, business, financial performance and prospects.

Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares of Common Stock outstanding compared to the number of shares of Common Stock before the effectiveness of the Reverse Stock Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of the Common Stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split. A Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. The exact timing of the filing of the Certificate of Amendment to effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Certificate of Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on the day that is 12 months from June 11, 2026, the date of the Written Consent, our Board will abandon the Reverse Stock Split. A form of the Certificate of Amendment is attached to this Information Statement as Annex B.

Pro Forma Capitalization.

As of June 29, 2026, we had 28,364,812 shares of our Common Stock issued and outstanding. Depending on the final ratio of the Reverse Stock Split, as to be determined by our Board, a minimum of ten (10) and a maximum of fifty (50) shares of existing Common Stock will be combined into one (1) new share of Common Stock. The table below summarizes the Company’s pro forma capitalization of Common Stock, as of June 29, 2026, before and after giving effect to a hypothetical reverse stock split of one-for-10 (1-for-10) and one-for-fifty (1-for-50), without giving effect to the treatment of fractional shares. The table below does not include 1,000,000 shares of Series A Preferred Stock issued and outstanding.

	Current	After Reverse Split if 1:10 Ratio is Selected	After Reverse Split if 1:50 Ratio is Selected

Shares of Common Stock Issued and Outstanding(1)(2)	28,364,812	2,836,481	567,296

(1) These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Stock Split.

(2) Does not include any shares of Common Stock issuable pursuant to the 2026 Plan and upon exercise or conversion of securities, if any, that may have been issued after June 29, 2026.

The actual number of shares of Common Stock issued after giving effect to the Reverse Stock Split, if implemented, will depend on the split ratio that is ultimately determined by our Board and by the number of issued and outstanding shares of Common Stock, at the time of the Board decision.

We may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of our stockholders.

After the effectiveness of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “CURX.”

Effect of the Reverse Stock Split on our Authorized Capital Stock

The Reverse Stock Split will have no effect on our authorized capital stock, including our authorized Common and preferred stock and will not affect any stockholder’s proportionate voting power, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.

The implementation of the Reverse Stock Split will result in an increased number of available shares of Common Stock that may be issued. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available shares authorized for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares of Common Stock could be issued by the Company to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of our company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our Charter Documents, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

Effect of the Reverse Stock Split on Equity Plans and Convertible or Exchangeable Securities

Based upon the ratio of the Reverse Stock Split, to be determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

The number of shares reserved for issuance pursuant to the 2026 Plan and the number of shares deliverable upon settlement or vesting of stock options, restricted stock awards, or other awards under the 2026 Plan or other equity incentive plans, will be proportionately adjusted and, subject to our treatment of fractional shares, will be rounded up to the next whole share.

In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding warrants, if any, as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Stock Split Ratio.

Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of issuing fractions of shares, we will round up to the next whole number.

Accounting Matters

The proposed Certificate of Amendment will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the effectiveness of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the Certificate of Amendment, even though the authority to effect the Reverse Stock Split has been approved by our stockholders. The Board is also expressly authorized to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Description of Equity Securities of the Company.

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of two classes of stock (i) 475,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 shares are designated as Series A Preferred Stock.

Common Stock

Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election.

Series A Preferred Stock

On June 14, 2024, 1,000,000 shares of our preferred stock have been designated as Series A Preferred Stock, all of which are issued and outstanding as of the date of this Information Statement. The affirmative vote of at least a majority of the holders of the issued and outstanding Series A Preferred Stock shall be necessary to:

a) increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock;

(b) adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise;

(c) enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company, or voluntarily liquidate or dissolve;

(d) authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);

(e) increase or decrease the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Common Stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; or

(f) any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

The shares of Series A Preferred Stock entitle the holders thereof to 40% of the voting power of the Company’s equity voting stock. The holders of Series A Preferred Stock shall have the right to cast a cumulative total of forty percent (40%) of all votes on all matters submitted to a vote of holders of the Common Stock, including the election of directors, and all other matters as required by law, with each individual holder of Series A Preferred Stock entitled to cast a proportionate share of such votes. There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of Common Stock as a single class on all actions to be taken by the common stockholders of the Company, except to the extent that voting as a separate class or series is required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 29, 2026, with respect to the holdings of (1), each of our directors;

(2) each of our executive officers;

(3) all of our current directors and executive officers as a group; and

(4) each person who is the beneficial owner of more than 5% of Company voting stock.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date hereof. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 28,364,812 shares of Common Stock issued and outstanding, 1,000,000 shares of Series A Preferred Stock outstanding as of June 29, 2026, and any securities that individual has the right to acquire within 60 days from the date hereof.

The percentage of voting power of Series A Preferred Stock in the table below is calculated based on the voting power of 1,000,000 shares of Series A Preferred Stock outstanding holders of which are entitled to 40% votes on all matters submitted to a vote of stockholders.

Unless otherwise indicated, the principal address of the named directors and officers and 5% stockholders of the Company is c/o Curanex Pharmaceuticals Inc, 2 Jericho Plaza, Suite 101B, Jericho, NY 11753.

Name and Address of Beneficial Owner	Class of Voting Stock Beneficially Owned	Number of shares beneficially owned		% of Ownership	% of Voting Power
Directors and Officers
Jun Liu, CEO, President and director	Common Stock	11,237,160	(1)(3)	39.62%	39.62%
	Series A Preferred Stock	690,000	(4)	69%	27.6%
Dian Ying Jing, Secretary	Common Stock	11,237,160	(2)(3)	39.62%	39.62%
	Series A Preferred Stock	690,000	(4)	69%	27.6%
Huijuan Zhong, Chief Scientific Officer and director	Common Stock	24,000		0.08%	0.08%
	Series A Preferred Stock	0		0	0
Liqin Xie, Chief Operating Officer	Common Stock	0		0	0
	Series A Preferred Stock	0		0	0
Wanjun Zhang, Chief Financial Officer and Treasurer	Common Stock	0		0	0
	Series A Preferred Stock	0		0	0
Ning Zhang, Chief Technology Officer	Common Stock	0		0	0
	Series A Preferred Stock	0		0	0
Helen Hsu, director	Common Stock	0		0	0
	Series A Preferred Stock	0		0	0
Yong Yan, director	Common Stock	0		0	0
	Series A Preferred Stock	0		0	0
Xiaohui Hao, director	Common Stock	0		0	0
	Series A Preferred Stock	0		0
All Directors and Officers (9) as a group	Common Stock	11,261,160	(3)	39.7%	39.7%
	Series A Preferred Stock	690,000	(4)	69%	27.6%

5% Shareholders
	Common Stock	7,982,220	(5)	28.14%	28.14%
Chang Liu	Series A Preferred Stock	310,000		31%	12.4%

(1)	Includes 7,076,160 shares of common stock Mr. Liu holds directly. Also includes 3,248,400 shares of common stock beneficially owned by Jun Liu through Dian Ying Jing, his wife, who holds these shares directly, and additional 912,600 shares of common stock held directly by Doublewin Developer LLC, an entity in which Dian Ying Jing has sole voting and investment power. Does not include 4,870,020 shares of common stock directly held by Chang Liu, Jun Liu’s son, and 3,112,200 shares of common stock held by entities in which Chang Liu has the sole voting and investment power.

(2)	Includes 3,248,400 shares of common stock Dian Ying Jing holds directly, 912,600 shares of common stock held directly by Doublewin Developer LLC, an entity in which Dian Ying Jing has sole voting and investment power, and 7,076,160 shares of common stock beneficially owned by Dian Ying Jing through her husband, Jun Liu, the Company’s President, who holds these shares directly. Does not include 4,870,020 shares of common stock held directly by Chang Liu, Jun Liu’s son, and 3,112,200 shares of common stock held by entities in which Chang Liu has the sole voting and investment power.

(3)	Jun Liu and Dian Ying Jing have shared voting and investment power over these shares of common stock.

(4)	Includes 490,000 shares of Series A Preferred Stock held directly by Jun Liu and 200,000 shares of Series A Preferred Stock held directly by Jun Liu’s wife, Dian Ying Jing. Jun Liu and Dian Ying Jing have shared voting and investment power over these shares of Series A Preferred Stock.

(5)	Includes 4,870,020 shares of common stock that Chang Liu holds directly; 2,340,000 shares of common stock directly held by Korovyev Hippo LLC and 772,200 shares of common stock held by Liu and Company LLC, entities in which Chang Liu has the sole voting and investment power.

Executive Officers Compensation for the fiscal year ended December 31, 2025

The following table provides disclosure concerning all compensation paid for services to our principal executive officer and our principal financial officer (the “Named Executive Officers”) for the fiscal year ended December 31, 2025. No other executive officers received total compensation for the fiscal year ended December 31, 2025 that exceeded $100,000. No executive officers received any compensation for our fiscal year ended December 31, 2024.

Name and Principal	Salary	Stock Awards	Option Awards	Other Compensation		Total
Position	($)	($)	($)	($)		($)
Mr. Jun Liu	216,667			15,992	(1)	232,659
CEO, President				—
Haiyan Yang, CFO(2)	35,000					35,000

(1) Represents the total amount paid by the Company in 2025 on behalf of Mr. Liu for the lease of the car.

(2) Haiyan Yang resigned as Chief Financial Officer and Treasurer, effective December 31, 2025.

Director Compensation

We compensated our non-employee directors for their services as directors as follows:

For the year ended December 31, 2025, each of our independent directors (Yong Yan, Helen Hsu, and Xiaohui Hao) received a cash compensation in the amount of $12,000. Directors who are employees of the Company did not receive any compensation as directors.

Outstanding Equity Awards at December 31, 2025

There were no options or shares of Common Stock granted to our executive officers in the fiscal year ended December 31, 2025. Prior to the adoption of the 2026 Plan, the Company did not adopt any equity incentive plans or employee benefit plans.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

Our directors and executive officers have no substantial interests, directly or indirectly, in the Corporate Actions, except to the extent of their ownership of shares of our Common Stock and/or Series A of Preferred Stock.

ADDITIONAL INFORMATION

Householding of Materials

Delivery of Documents to Stockholders Sharing an Address

We will send only one copy of the Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement or other corporate materials to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at c/o Curanex Pharmaceuticals Inc, 2 Jericho Plaza, Suite 101B, Jericho, NY 11753.

Costs

The entire cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock, will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Annex A

CURANEX PHARMACEUTICALS INC

2026 EQUITY INCENTIVE PLAN

Approved by the Board: May 31, 2026

Effective Date: _____, 2026

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.

2. Definitions. The following definitions will apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition will supersede the definition contained in this Section 2.

(a) “Administrator” means the Plan Administrator as described in Section 4.

(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Nevada, and, to the extent other than Nevada, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed as continuing in effect by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” will not apply until a Corporate Transaction actually occurs; or

(ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.

(j) “Common Stock” means the Company’s voting common stock, par value $0.0001 per share.

(k) “Company” means Curanex Pharmaceuticals Inc, a Nevada corporation.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service will not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Statutory Stock Option beginning on the day three months and one day following the expiration of such three-month period.

(n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (ii), (iii) and (iv) whether multiple transactions are related, and its determination will be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger;

(iv) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; or

(v) the complete liquidation or dissolution of the Company.

(o) “Data” has the meaning set forth in Section 22 of this Plan.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by ordinary dividends paid with respect to Common Stock.

(t) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity to an individual will not be sufficient to make such individual an “Employee” of the Company or a Related Entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation any of the Nasdaq Stock Market LLC, the NYSE or NYSE American, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC markets and systems maintained by OTC Markets Group Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof will be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x) “Grantee” or “Participant” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Statutory Stock Option” means an Option that either (i) is not intended to qualify as an Incentive Stock Option, or (ii) fails to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance Award” means an Award under the Plan in which the vesting or other realization of the Award by a Grantee is subject to the achievement of certain performance criteria over the course of a Performance Period, all as determined by the Administrator in accordance with Section 6(d) below.

(ee) “Performance Period” means the time period established by the Administrator during which specified performance criteria must be met in connection with the Performance Award.

(ff) “Plan” means this 2026 Equity Incentive Plan, as the same may be amended from time to time.

(gg) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Participant’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(hh) “Related Entity” means any Parent or Subsidiary of the Company, if applicable.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as such rule may be amended from time to time, and includes any successor provisions thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Tax Obligations” means all federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3. Stock Subject to the Plan.

(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 5,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options will not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award will not be returned to the Plan and will not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c) In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld will not again be available for Awards under the Plan. To the extent that cash is delivered in lieu of Shares upon the exercise of an SAR pursuant to Section 6(l), the Company will be deemed, for purposes of applying the limitation on the number of shares, to have issued the total number of Shares subject to such SAR. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which Committee will be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator will have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine the vesting schedule (if any) applicable to Awards;

(v) to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto or to waive any other limitation or restriction with respect to an Award;

(vi) to approve forms of Award Agreements for use under the Plan;

(vii) to determine the type, terms and conditions of any Award granted hereunder;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award will be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(ix) to amend the terms of any outstanding Award granted under the Plan, subject to Section 16(a)(v) below; provided that any amendment that would materially adversely affect the Grantee’s rights under an outstanding Award will not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Statutory Stock Option will not be treated as adversely affecting the rights of the Grantee;

(x) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(xi) to make other determinations as provided in this Plan; and

(xii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan will be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated will be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person will offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company or any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, and Performance Awards. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award will be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award will be designated in the Award Agreement. In the case of an Option, the Option will be designated as either an Incentive Stock Option or a Non-Statutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Non-Statutory Stock Options, and for this purpose (i) Incentive Stock Options will be taken into account in the order in which they were granted, (ii) the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and (iii) calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option will be a Non-Statutory Stock Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d) Performance Awards. The Administrator may issue Performance Awards under the Plan in accordance with this Section 6(d).

(i) The performance criteria for any Performance Awards will be established by the Administrator and may include, but are not limited to, any one of, or combination of, the following criteria:

●	Net earnings or net income (before or after taxes);
●	Earnings per share;
●	Net sales growth;
●	Net operating profit;
●	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
●	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
●	Cash flow per share;
●	Earnings before or after taxes, interest, depreciation, and/or amortization;
●	Gross or operating margins;
●	Productivity ratios;
●	Share price (including, but not limited to, growth measures and total stockholder return);
●	Expense targets or ratios;
●	Charge-off levels;
●	Improvement in or attainment of revenue levels;
●	Margins;
●	Operating efficiency;
●	Operating expenses;
●	Economic value added;
●	Improvement in or attainment of expense levels;
●	Improvement in or attainment of working capital levels;
●	Debt reduction;
●	Capital targets;
●	Regulatory, manufacturing or similar milestones; and
●	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Grantee to Grantee, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that Performance Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations, and accounting or tax rules and regulations.

(iii) The Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of such criteria.

(iv) Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Performance Awards for such Performance Period. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) adjust the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period.

(v) Unless otherwise determined by the Administrator, payment of the Award to a Grantee will be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award will be the term stated in the Award Agreement, provided, however, that the term will be no more than 10 years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option will be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award will not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award will for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l) Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan will be subject to the following terms and conditions. Each SAR granted to any Grantee will relate to such number of Shares as determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains will be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, will comply with all applicable requirements of the Exchange Act), the number of Shares which will be issuable upon the exercise of an SAR will be determined by dividing:

(i) the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” will be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which will be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

(ii) the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares will be issued upon the exercise of an SAR; instead, the holder of the SAR will be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option will be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(l) will be deemed to have been converted into a Non-Statutory Stock Option immediately prior to such surrender.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award will be as follows.

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price will be not less than 110% of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Statutory Stock Option, the per Share exercise price will be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award will be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award and the Applicable Laws.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, will be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award will be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) provides written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) provides written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(vi), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8. Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9. Tax Withholding.

(a) Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b) The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i) paying cash;

(ii) electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

(iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v) retaining from salary or other amounts payable to the Grantee cash having sufficient value to satisfy the Tax Obligations; or

(vi) any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the Tax Obligations are required to be withheld.

10. Rights As a Stockholder.

(a) Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b) Other Awards. In the case of Awards other than Restricted Stock, a Grantee will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii) An Award will be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made in compliance with the terms of the Award Agreement and the Plan.

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination (or such greater portion of the Grantee’s Award as may be determined by the Administrator). Unless otherwise provided in the applicable Award Agreement, the Grantee’s right to exercise the Award will terminate concurrently with the termination of Grantee’s Continuous Service for Cause. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option will convert automatically to a Non-Statutory Stock Option on the day three months and one day following such change of status. Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of termination. In addition, if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award will terminate upon the conclusion of the Post-Termination Exercise Period.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option will automatically convert to a Non-Statutory Stock Option on the day three months and one day following such termination. Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of such termination. In addition, if the Grantee does not exercise the vested portion of the Grantee’s Award within the period specified in the Award Agreement following such termination, the Award will terminate upon the conclusion of such period.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the 12-month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). Unless otherwise determined by the Administrator, the unvested portion of a Grantee’s Award will terminate as of the date of the Grantee’s death. In addition, if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the period specified in the Award Agreement following the Grantee’s death, the Award will terminate upon the conclusion of such period.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award will remain exercisable until 30 days after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than 30 days immediately following the expiration of the term of such Award as set forth in the Award Agreement.

12. Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award will be suspended until the Administrator determines that such delivery is lawful and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) Subject to the Applicable Laws and any governing rules or regulations, the Company will issue or cause to be issued the Shares acquired pursuant to an Award and will deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d) No fractional Shares will be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment will be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Award.

14. Corporate Transactions.

(a) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards remain outstanding after the Corporate Transaction (or are assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Grantee incurs an involuntary separation from service by the Company or a Related Entity or successor other than for Cause during a period specified by the Committee, (i) all outstanding Options and SARs will automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable. In such event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(b) Unless otherwise set forth in an Award Agreement, if a Corporate Transaction occurs and Grantees’ Awards do not remain outstanding after the Corporate Transaction (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Corporate Transaction of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs will immediately vest and become exercisable, (ii) any restrictions on Restricted Stock will immediately lapse, and (iii) Awards of Restricted Stock Units or of other rights or benefits will become payable as of the date of the Corporate Transaction. In that event, Performance Awards that are based on performance goals will vest and be payable as determined by the Committee.

(c) Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Corporate Transaction on Awards as the Committee deems appropriate. In addition to other actions, in the event of a Corporate Transaction, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Awards will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Restricted Stock will immediately lapse; (iii) the Committee may determine that Grantees will receive a payment in settlement of outstanding Awards of Restricted Stock Units or of other rights or benefits, in such amount and form as may be determined by the Committee; (iv) the Committee may terminate, or require that Grantees surrender, outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options and SARs exceeds the exercise price, and (v) after giving Grantees an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment will take place as of the date of the Corporate Transaction or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price of a given Award, the Company will not be required to make any payment to the Grantee upon surrender or termination of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion will take place as of the date of the Corporate Transaction or such other date as the Committee may specify.

(d) Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction will remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15. Effective Date and Term of Plan. The Plan will become effective upon the Effective Date. The expiration or termination of the Plan will not affect the terms or conditions of any Award granted prior to such expiration or termination. Awards hereunder may be made at any time prior to the termination of the Plan, except that no Incentive Stock Options will be granted after the tenth anniversary of the date on which the Plan was adopted by the Board.

16. Amendment, Suspension or Termination of the Plan.

(a) such date, but Awards theretofore granted may extend beyond that date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. The Board may amend the Plan, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii) modify the provisions of Section 5 regarding eligibility for grants of Incentive Stock Options;

(iii) modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv) extend the expiration date of the Plan; and

(v) other than pursuant to Section 13 or in connection with a Corporate Transaction, (A) lower the exercise price of an Option or SAR, (B) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of a Share in exchange for cash or another Award, or (C) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan will materially adversely affect any rights under Awards already granted to a Grantee without his or her consent.

17. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan, including pursuant to this Section 17.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

(c) Shares reserved for issuance will be subject to increase annually on the first day of each calendar year beginning in 2027, at the discretion of the Administrator, in an amount equal to the lesser of (a) at the discretion of the Board of Directors, in an amount up to four percent (4%) of the outstanding Shares (on an as-converted basis) on the last day of the immediately preceding calendar year, or (b) such number of shares as determined by the Administrator.

18. No Effect on Terms of Employment/Consulting Relationship. Neither the Plan nor any Award Agreement will confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor will either interfere in any way with the Grantee’s right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20. Information to Grantees. The Company will provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21. Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent will remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

22. Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

23. Application of Section 409A. This Plan and the Awards granted hereunder will be construed and administered such that the Awards either qualify for an exemption from the application of Section 409A or satisfy the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon an event that qualifies as a “change in control event” under Section 409A (without giving effect to any elective provisions permitted thereunder), and (iv) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to avoid taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award is exempt from, or compliant with, Section 409A.

24. Unfunded Obligation. Grantees will have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees will have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25. Clawback/Repayment. All Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee may be required to repay any such excess amount to the Company.

26. Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Annex B

Certificate of Amendment

TO THE

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

CURANEX PHARMACEUTICALS INC

(Pursuant to NRS 78.385 and 78.390)

Section 3 of Article III of the Amended and Restated Articles of Incorporation shall be deleted in its entirety and replaced with the following statement:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), every ___ (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, without increasing or decreasing the number of authorized shares of common stock of the Corporation, or the par value of the Corporation’s common stock, which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. If prior to the Effective Time, any shares of Common Stock were issued in non-certificated electronic form to any stockholder of the Corporation, such stockholder shall be entitled, without any additional action, to receive a registration book entry statement from the Corporation’s transfer agent evidencing the number of outstanding shares of Common Stock held by such stockholder after the Effective Date.”